UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2012

SPS Commerce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN		55402
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 435-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

James J. Frome was appointed as our Executive Vice President and Chief Operating Officer effective as of August 7, 2012. Mr. Frome served as our Executive Vice President and Chief Strategy Officer since March 2001, and served as our Vice President of Marketing from July 2000 to March 2001. Prior to joining us, he served as a Divisional Vice President of Marketing at Sterling Software, Inc. from 1999 to 2000. Prior to joining Sterling Software, he served as a Senior Product Manager and Director of Product Management at Information Advantage, Inc. from 1993 to 1999.

Mr. Frome will receive an annual base salary of $280,000 and under our 2012 Management Incentive Plan Mr. Frome has a target formula-based bonus opportunity of $105,000 and a target discretionary bonus opportunity of $35,000. Under our 2010 Equity Incentive Plan, Mr. Frome will also receive a stock option grant to purchase that number of shares of common stock with a $40,000 grant date fair value in accordance with FASB ASC 718 on the date of grant and a restricted stock unit grant with a $40,000 grant date fair value in accordance with FASB ASC 718. The stock options and restricted stock units vest over a period of four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: August 7, 2012	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer